UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 20, 2006

                                  Airtrax, Inc.
                                 -------------
             (Exact name of registrant as specified in its charter)



       New Jersey                      0-25791                   22-3506376
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(State or other jurisdiction    (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)


                 200 Freeway Drive Unit One, Blackwood, NJ 08012
                 -----------------------------------------------
              (Address of principal executive offices and Zip Code)
                                 (856) 232-3000

                                   Copies to:
                               Richard A. Friedman
                              Eric A. Pinero, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As previously disclosed in our filings with the Securities and Exchange Commission, we entered into an Acquisition Agreement dated as of February 19, 2004, as amended, with Filco GmbH, a German corporation ("Filco"), pursuant to which we agreed to purchase a 75.1% ownership interest in Filco. We have not yet completed the acquisition but have loaned Filco an aggregate principal amount of $6,255,462, exclusive of interest at 8% per annum, pursuant to a series of secured and unsecured promissory notes.

On January 20, 2006, Filco filed for insolvency in Germany. As of the date hereof, the Acquisition Agreement remains in place and has not been terminated. As additional information becomes available to us in connection with Filco's insolvency, we will make additional disclosures to the public.

Item 9.01 Financial Statements and Exhibits.

(a)  Financial statements of business acquired.

     Not applicable.

(b)  Pro forma financial information.

     Not applicable.

(c)  Exhibits.

     None.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    Airtrax, Inc.


Date: February 1, 2006                              /s/ Peter Amico
                                                    ---------------
                                                    Peter Amico
                                                    Chief Executive Officer